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EXHIBIT 99.1

ENBRIDGE ENERGY COMPANY, INC.

(a wholly-owned subsidiary of Enbridge Pipelines Inc.)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30, 2008	December 31, 2007
	(unaudited; dollars in millions)
ASSETS
Current assets
Cash and cash equivalents	$186.0	$82.5
Restricted cash (Note 4)	10.0	—
Due from affiliates	44.1	59.1
Receivables, trade and other, net of allowance for doubtful accounts of $2.0 in 2008 and $1.9 in 2007	216.0	163.7
Accrued receivables	577.7	598.8
Loans to affiliates (Note 9)	769.4	807.1
Inventory (Note 5)	201.0	113.0
Other current assets (Notes 11 and 12)	15.3	15.4

	2,019.5	1,839.6
Long-term loans to affiliates (Note 9)	414.4	441.7
Property, plant and equipment, net (Note 6)	7,504.0	6,244.2
Deferred tax assets (Note 8)	3.1	4.7
Other assets, net (Notes 11 and 12)	152.1	102.6
Goodwill	366.2	366.2
Intangibles, net	99.6	93.3

	$10,558.9	$9,092.3

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable and other (Notes 10, 11 and 12)	$324.1	$470.0
Accrued purchases	681.9	603.8
Due to affiliates	67.7	76.6
Other current liabilities	114.1	43.4
Loans from affiliates (Note 9)	824.4	555.2
364-day revolving credit facility (Note 7)	—	365.0
Current maturities of long term debt	442.8	31.0

	2,455.0	2,145.0
Long-term debt (Note 7)	3,738.5	2,862.9
Loans from affiliates (Note 9)	169.0	169.0
Deferred tax liabilities (Note 8)	344.9	287.7
Other long-term liabilities (Notes 10, 11 and 12)	180.0	231.9

	6,887.4	5,696.5

Commitments and contingencies (Note 10)
Noncontrolling interest	2,364.8	2,069.0

Shareholder's equity
Common stock: Authorized—1,500,000 shares; issued—817,362 at September 30, 2008 and December 31, 2007; no par value	—	—
Contributed surplus	535.0	533.9
Retained earnings	591.7	531.7
Accumulated other comprehensive income (Notes 11, 12 and 13)	180.0	261.2

	1,306.7	1,326.8

	$10,558.9	$9,092.3

The accompanying notes are an integral part of these consolidated statements of financial position.

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

1.    NATURE OF OPERATIONS

        Enbridge Energy Company, Inc. referred to herein as "we", "us", and the "Company," is the general partner of Enbridge Energy Partners, L.P. (the "Partnership"). We are owned directly by Enbridge Pipelines Inc. ("Enbridge Pipelines"), a Canadian corporation wholly-owned by Enbridge Inc. ("Enbridge") of Calgary, Alberta, Canada.

        We are the sole general partner of the Partnership and are responsible for its management. In October 2002, we delegated substantially all of our responsibility for the management of the Partnership to our affiliate, Enbridge Energy Management, L.L.C. ("Enbridge Management"). We retain certain functions and approval rights over the operations of the Partnership and have ownership interests in the Partnership at September 30, 2008 and December 31, 2007, as follows:

Ownership Interest	September 30, 2008	December 31, 2007
General Partner interest	2.0%	2.0%
Limited Partner interest(1)	10.2%	10.6%

Direct ownership	12.2%	12.6%
Effective ownership through Enbridge Management(2)	2.5%	2.5%

Direct and indirect ownership	14.7%	15.1%

(1)
The Company owned 3,912,750 Class B common units at September 30, 2008 and December 31, 2007, and 6,275,441 and 5,920,109 Class C units at September 30, 2008 and December 31, 2007, respectively, representing limited partner interests in the Partnership.

(2)
The Company owned 2,472,355 and 2,336,038 Listed and Voting Shares of Enbridge Management at September 30, 2008 and December 31, 2007, respectively, which equates to an indirect limited partner interest in the Partnership.

        In addition to our general and limited partner interest in the Partnership, we also have operations that include the Spearhead and Frontier crude oil pipelines, an equity interest in the Olympic refined products pipeline and organizations that provide financial and support services.

        Our wholly-owned subsidiary, Enbridge Employee Services, Inc. ("EES"), provides employees and employee benefits services to us, and our affiliates including Enbridge Management and the Partnership (collectively, the "Group"). Employees of EES are assigned to work for one or more members of the Group. The direct costs of all compensation, benefits expenses, employer taxes and other expenses for these employees are allocated and charged by EES to the appropriate members of the Group based on an allocation methodology consistent with the Enbridge corporate cost allocation policy including estimated time spent, miles of pipe and headcount. EES does not charge nor does it recognize any profit or margin for any amounts allocated to members of the Group.

        The Partnership is a publicly-traded Delaware limited partnership that owns and operates crude oil and liquid petroleum transportation and storage assets, and natural gas gathering, treating, processing, transportation and marketing assets in the United States of America. The Partnership provides the following services:

  •
  Interstate pipeline transportation and storage of crude oil and liquid petroleum;

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

1.    NATURE OF OPERATIONS (Continued)

  •
  Gathering, treating, processing and transportation of natural gas and natural gas liquids, or NGLs, through pipelines and related facilities; and

  •
  Supply, transportation and sales services, including purchasing and selling natural gas and NGLs.

2.    BASIS OF PRESENTATION

        We have prepared the accompanying unaudited interim consolidated statements of financial position in accordance with accounting principles generally accepted in the United States of America for interim consolidated financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. In the opinion of management, they contain all adjustments, consisting only of normal recurring adjustments, which management considers necessary to present fairly our financial position at September 30, 2008 and December 31, 2007. Our interim consolidated statements of financial position should be read in conjunction with our consolidated statements of financial position and notes thereto as of December 31, 2007, included in the Form 8-K filed by the Partnership on May 15, 2008.

Comparative Amounts

        We have made reclassifications to the amounts reported in our prior year consolidated statement of financial position to conform to our current year presentation. We reclassified $2.8 million of "Environmental liabilities" to "Other long-term liabilities" and $1.8 million of "Other assets" to "Intangibles" in our December 31, 2007 consolidated statement of financial position.

3.    CONSOLIDATION OF ENBRIDGE ENERGY PARTNERS, L.P.

        Our consolidated statements of financial position and related notes include the accounts of the Partnership on a consolidated basis after elimination of all significant intercompany transactions. The following consolidating schedules present our consolidated statements of financial position before and after consolidation of the Partnership and the related eliminating entries as of September 30, 2008 and December 31, 2007:

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

3.    CONSOLIDATION OF ENBRIDGE ENERGY PARTNERS, L.P. (Continued)

Consolidating Statement of Financial Position as of September 30, 2008

	Enbridge Energy Company, Inc.	Enbridge Energy Partners, L.P.	Combined Before Eliminations	Eliminations	Enbridge Energy Company, Inc. Consolidated
	(unaudited; dollars in millions)
ASSETS
Current assets
Cash and cash equivalents	$34.4	$151.6	$186.0	$—	$186.0
Restricted cash	—	10.0	10.0	—	10.0
Due from affiliates	83.3	25.1	108.4	(64.3)	44.1
Receivables, trade and other, net of allowance for doubtful accounts of $2.0	7.7	208.3	216.0	—	216.0
Accrued receivables	—	577.7	577.7	—	577.7
Loans to affiliates	769.4	—	769.4	—	769.4
Inventory	0.1	200.9	201.0	—	201.0
Other current assets	1.1	14.2	15.3	—	15.3

	896.0	1,187.8	2,083.8	(64.3)	2,019.5
Long-term loans to affiliates	414.4	—	414.4	—	414.4
Investment in Enbridge Energy Partners, L.P.	1,020.5	—	1,020.5	(1,020.5)	—
Property, plant and equipment, net	1,097.4	6,406.6	7,504.0	—	7,504.0
Deferred tax assets	3.1	—	3.1	—	3.1
Other assets, net	111.6	40.5	152.1	—	152.1
Goodwill	25.0	256.5	281.5	84.7	366.2
Intangibles, net	9.9	89.7	99.6	—	99.6

	$3,577.9	$7,981.1	$11,559.0	$(1,000.1)	$10,558.9

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable and other	$52.6	$271.5	$324.1	$—	$324.1
Accrued purchases	—	681.9	681.9	—	681.9
Due to affiliates	29.7	102.3	132.0	(64.3)	67.7
Other current liabilities	—	114.1	114.1	—	114.1
Loans from affiliates	824.4	—	824.4	—	824.4
Current maturities of long-term debt	—	442.8	442.8	—	442.8

	906.7	1,612.6	2,519.3	(64.3)	2,455.0
Long-term debt	575.0	3,163.5	3,738.5	—	3,738.5
Loans from affiliates	39.0	130.0	169.0	—	169.0
Deferred tax liabilities	344.5	0.4	344.9	—	344.9
Other long-term liabilities	34.8	145.2	180.0	—	180.0

	1,900.0	5,051.7	6,951.7	(64.3)	6,887.4

Commitments and contingencies
Noncontrolling interest	371.2	—	371.2	1,993.6	2,364.8

Shareholder's equity
Common stock: Authorized—1,500,000 shares; issued—817,362; no par value	—	—	—	—	—
Partners capital	—	3,157.2	3,157.2	(3,157.2)	—
Contributed surplus	535.0	—	535.0	—	535.0
Retained earnings	591.7	—	591.7	—	591.7
Accumulated other comprehensive income (loss)	180.0	(227.8)	(47.8)	227.8	180.0

	1,306.7	2,929.4	4,236.1	(2,929.4)	1,306.7

	$3,577.9	$7,981.1	$11,559.0	$(1,000.1)	$10,558.9

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

3.    CONSOLIDATION OF ENBRIDGE ENERGY PARTNERS, L.P. (Continued)

Consolidating Statement of Financial Position as of December 31, 2007

	Enbridge Energy Company, Inc.	Enbridge Energy Partners, L.P.	Combined Before Eliminations	Eliminations	Enbridge Energy Company, Inc. Consolidated
	(unaudited; dollars in millions)
ASSETS
Current assets
Cash and cash equivalents	$32.0	$50.5	$82.5	$—	$82.5
Due from affiliates	73.1	27.2	100.3	(41.2)	59.1
Receivables, trade and other, net of allowance for doubtful accounts of $1.9	5.9	157.8	163.7	—	163.7
Accrued receivables	—	598.8	598.8	—	598.8
Loans to affiliates	807.1	—	807.1	—	807.1
Inventory	2.4	110.6	113.0	—	113.0
Other current assets	0.6	14.8	15.4	—	15.4

	921.1	959.7	1,880.8	(41.2)	1,839.6
Long-term loans to affiliates	441.7	—	441.7	—	441.7
Investment in Enbridge Energy Partners, L.P.	931.0	—	931.0	(931.0)	—
Property, plant and equipment, net	689.3	5,554.9	6,244.2	—	6,244.2
Deferred tax assets	4.1	0.6	4.7	—	4.7
Other assets, net	74.2	28.4	102.6	—	102.6
Goodwill	25.0	256.5	281.5	84.7	366.2
Intangibles, net	1.8	91.5	93.3	—	93.3

	$3,088.2	$6,891.6	$9,979.8	$(887.5)	$9,092.3

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable and other	$69.6	$400.4	$470.0	$—	$470.0
Accrued purchases	—	603.8	603.8	—	603.8
Due to affiliates	72.0	45.8	117.8	(41.2)	76.6
Other current liabilities	—	43.4	43.4	—	43.4
Loans from affiliates	555.2	—	555.2	—	555.2
364-day revolving credit facility	365.0	—	365.0	—	365.0
Current maturities of long-term debt	—	31.0	31.0	—	31.0

	1,061.8	1,124.4	2,186.2	(41.2)	2,145.0
Long-term debt	—	2,862.9	2,862.9	—	2,862.9
Loans from affiliates	39.0	130.0	169.0	—	169.0
Deferred tax liabilities	287.7	—	287.7	—	287.7
Other long-term liabilities	29.1	202.8	231.9	—	231.9

	1,417.6	4,320.1	5,737.7	(41.2)	5,696.5

Commitments and contingencies
Noncontrolling interest	343.8	—	343.8	1,725.2	2,069.0

Shareholder's equity
Common stock: Authorized—1,500,000 shares; issued—817,362; no par value	—	—	—	—	—
Partners capital	—	2,865.9	2,865.9	(2,865.9)	—
Contributed surplus	533.9	—	533.9	—	533.9
Retained earnings	531.7	—	531.7	—	531.7
Accumulated other comprehensive income (loss)	261.2	(294.4)	(33.2)	294.4	261.2

	1,326.8	2,571.5	3,898.3	(2,571.5)	1,326.8

	$3,088.2	$6,891.6	$9,979.8	$(887.5)	$9,092.3

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

4.    CASH AND CASH EQUIVALENTS

        In September 2008, following the bankruptcy filing by Lehman Brothers Bank, FSB, as discussed in Note 7, Bank of America, N.A., as administrative agent to the Partnership's Credit Facility, required the Partnership to post a certificate of deposit issued by Bank of America, N.A. for $10.0 million as collateral against the letters of credit outstanding on its Credit Facility, which we have presented as "Restricted cash" on our consolidated statements of financial position.

5.    INVENTORY

        Inventory is comprised of the following:

	September 30, 2008	December 31, 2007
	(in millions)
Material and supplies	$3.9	$3.9
Liquids inventory	27.8	9.1
Natural gas and natural gas liquids inventory	169.3	100.0

	$201.0	$113.0

        Our inventory at September 30, 2008 and December 31, 2007 is net of charges totaling $8.3 million and $4.5 million, respectively that we recorded to reduce the cost basis of our natural gas and NGLs inventory to reflect market value.

6.    PROPERTY, PLANT AND EQUIPMENT, NET

        Property, plant and equipment is comprised of the following:

	September 30, 2008	December 31, 2007
	(in millions)
Land	$18.0	$14.6
Rights of way	420.7	348.7
Pipelines	4,387.2	2,923.1
Pumping equipment, buildings and tanks	1,067.7	930.6
Compressors, meters, and other operating equipment	616.1	536.2
Vehicles, office furniture and equipment	153.3	124.6
Processing and treating plants	297.9	200.4
Construction in progress	1,815.8	2,277.7

Total property, plant and equipment	8,776.7	7,355.9
Accumulated depreciation	(1,272.7)	(1,111.7)

Property, plant and equipment, net	$7,504.0	$6,244.2

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

7.    DEBT

Enbridge Energy Company, Inc.

U.S. Construction Facility

        In September 2008, Enbridge Pipelines (Southern Lights) L.L.C., or Southern Lights, our wholly-owned subsidiary established a construction credit facility, known as the U.S. Construction Facility ("Construction Facility,") with a group of lenders for the purpose of funding capital expenditures that are directly related to the construction of a diluent pipeline that runs from Chicago, Illinois to Neche, North Dakota, (the "Southern Lights Project,") and to refinance any indebtedness incurred to fund such costs. The Construction Facility is a non-revolving credit facility with an aggregate capacity of $1.17 billion and a cost overrun credit facility of $90 million. The Construction Facility will be utilized to fund a ratable portion of project costs during construction and for a period of four years following completion. A debt service reserve letter of credit facility for $45 million was also arranged with a subset of lenders that will be utilized once pipeline operations commence.

        Under the Construction Facility, project expenditures can be funded through either a LIBOR ("London Interbank Offered Rate") Loan or a U.S Prime Rate Loan. Funds drawn as U.S. Prime Rate Loans bear interest at a base rate that is equal to the greater of (a) the U.S. base rate determined by the administrative agent und the Construction Facility or (b) the Federal Funds rate plus 100 basis points ("bps") per annum. During construction, funds drawn under U.S. Prime Rate Loans bear interest equal to 75 bps over the base rate. The interest rate increases to 100 bps over the base rate for the first two years after completed construction and increases again in the third and fourth years subsequent to completed construction to 125 bps over the base rate. Funds drawn as LIBOR Loans bear interest during construction at 175 bps over LIBOR representing the average rate for U.S. Dollars offered to financial institutions in the London Interbank Market. Upon completion of the Southern Lights Project, the interest rate increases to 200 bps over LIBOR for the first two years following construction with the rate increasing again in the third and fourth years to 225 bps over LIBOR.

        Repayments under the Construction Facility are to commence not later than the last day of the fourth full fiscal quarter after the completion date and quarterly thereafter. The following table sets forth the percentage of Principal that is required to be paid on a quarterly basis following completed construction:

Year of Operation Following Completion of the Project	Actual Quarterly Principal Repayment Rate
1	0.0500%
2	0.1700%
3	0.2625%
4	0.3900%

        The maturity date of the Construction Facility is either the fourth anniversary of the project completion date or September 26, 2014, whichever comes first. The Construction Facility does not contain any restrictive covenants that limit the amount of debt we can incur. At September 30, 2008, we had $575.0 million outstanding under the terms of the Construction Facility bearing interest at a rate of 5.75% per annum.

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

7.    DEBT (Continued)

364-day Revolving Credit Facility

        In August 2007, Southern Lights established a 364-day Revolving Credit Facility with a borrowing capacity of $500 million from a group of lenders for the purpose of funding project costs that are directly related to the Southern Lights Project and to refinance indebtedness incurred to fund any such costs. The 364-day Revolving Credit Facility does not contain any restrictive covenants that limit the amount of debt we can incur. The indebtedness is guaranteed by Enbridge, our indirect parent.

        In September 2008, the borrowing capacity was amended and increased to $600 million, which was fully drawn upon and then repaid on September 30, 2008.

Enbridge Energy Partners, L.P.

Credit Facility

        In March 2008, the Partnership requested and received approval from the parties named as lenders to its Credit Facility for a one year extension of the maturity date from April 4, 2012 to April 4, 2013.

        At September 30, 2008, the Partnership had $386.2 million outstanding under its Credit Facility at a weighted average interest rate of 3.82% and letters of credit totaling $101.2 million. The amounts the Partnership may borrow under the terms of its Credit Facility are reduced by the principal amount of its commercial paper issuances and the balance of its letters of credit outstanding. The terms of the Partnership's Credit Facility include commitments from 14 different lenders to borrow up to $1,250 million, at September 30, 2008. One of the committed lenders to the Partnership's Credit Facility, Lehman Brothers Bank, FSB ("Lehman BB"), a subsidiary of Lehman Brothers Holdings, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in September 2008. Lehman BB has commitments of $82.5 million that the Partnership currently cannot access; effectively reducing the amounts available to the Partnership under its Credit Facility to $1,167.5 million. The Partnership is working with other financial institutions to assume Lehman BB's commitment. The remaining lenders under the Partnership's Credit Facility continue to honor its funding requests.

        Excluding the commitments from Lehman BB, at September 30, 2008, the Partnership could borrow $490.1 million under the terms of its Credit Facility, determined as follows:

		September 30, 2008
		(in millions)
Total credit available under Credit Facility		$1,250.0
Less:	Amounts outstanding under Credit Facility	(386.2)
	Balance of letters of credit outstanding	(101.2)
	Principal amount of commercial paper issuances	(190.0)
	Lehman Brothers Bank, FSB commitment	(82.5)

Total amount we could borrow at September 30, 2008		$490.1

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

7.    DEBT (Continued)

Commercial Paper Program

        The Partnership has a commercial paper program that provides for the issuance of up to $600 million of commercial paper that is supported by its Credit Facility. The Partnership accesses the commercial paper market primarily to provide temporary financing for its operating activities, capital expenditures and acquisitions, at rates that are generally lower than the rates available under its Credit Facility. At September 30, 2008 and December 31, 2007, respectively, the Partnership had $189.5 million and $268.5 million of commercial paper outstanding, net of unamortized discount of $0.5 million and $1.5 million, at weighted average interest rates of 3.19% and 5.36%. At September 30, 2008 the Partnership could issue an additional $410 million in principal amount under its commercial paper program. The commercial paper the Partnership can issue is limited by the credit available under its Credit Facility.

        The Partnership has the ability and intent to refinance all of its commercial paper obligations on a long-term basis under its unsecured long-term Credit Facility. Accordingly, such amounts have been classified as "Long-term debt" in the Partnership's accompanying consolidated statements of financial position.

Senior Notes

        In April 2008, the Partnership issued and sold in a private offering $400 million in principal amount of its 6.5% Notes due April 15, 2018 and $400 million in principal amount of its 7.5% Notes due April 15, 2038, which the Partnership collectively refer to as the Notes. The Partnership received net proceeds from the offering of approximately $790.2 million after initial purchasers' discounts and payment of offering expenses. The Partnership used a portion of the proceeds it received from this offering to repay outstanding issuances of commercial paper and borrowings under its Credit Facility that the Partnership had previously used to finance a portion of its capital expansion projects. The Partnership temporarily invested the remaining proceeds which it later used to fund additional expenditures under its capital expansion programs. The Notes do not contain any covenants restricting the Partnership's issuance of additional indebtedness and rank equally with all of its other existing and future unsecured and unsubordinated indebtedness. Interest on the Notes is payable April 15th and October 15th of each year and the Partnership may redeem the Notes for cash in whole or in part at any time, at its option.

        In August 2008, the Partnership completed the offers to exchange all of the Notes, which had not been registered under the Securities Act of 1933, as amended (the "Securities Act"), for notes with identical terms that had been registered under the Securities Act.

        The Partnership received tenders for $395 million in aggregate principal amount of its outstanding $400 million of 6.50% Series A Notes due 2018, which it exchanged for $395 million of its 6.50% Series B Notes due 2018. The Partnership also received tenders for all $400 million in aggregate principal amount of its 7.50% Series A Notes due 2038, which it exchanged for $400 million of its 7.50% Series B Notes due 2038.

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

7.    DEBT (Continued)

EUS Credit Agreement

        In December 2007, the Partnership entered an unsecured revolving credit agreement with Enbridge (U.S.) Inc., a wholly-owned subsidiary of Enbridge. The EUS Credit Agreement provides for a maximum principal amount of credit available to the Partnership at any one time of $500 million for a three-year term that matures in December 2010. The EUS Credit Agreement also includes financial covenants that are consistent with those outlined in the Partnership's Second Amended and Restated Credit Agreement governing its Credit Facility. Amounts borrowed under the EUS Credit Agreement bear interest at rates that are consistent with the interest rates set forth in the Partnership's Second Amended and Restated Credit Agreement. At September 30, 2008, the Partnership had no balances outstanding under the EUS Credit Agreement and the full amount remains available to the Partnership for its use.

8.    DEFERRED INCOME TAXES

        We account for income taxes using the asset and liability method. Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to temporary differences between the financial reporting and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in the period that includes the enactment date. The tax effects of significant temporary differences representing deferred tax assets, depicted as negative amounts, and liabilities, depicted as positive amounts are as follows:

	September 30, 2008	December 31, 2007
	(in millions)
Net operating loss and other carry forwards	$—	$(25.3)
Net book basis of assets in excess of tax basis	370.5	332.3
Employee Benefit Plans	(23.3)	(19.9)
Other	(5.4)	(4.1)

Net deferred tax liabilities	$341.8	$283.0

        In July 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109, or FIN 48. We implemented FIN 48 during the first quarter of 2007.

        We received an unfavorable district court decision on Enbridge Midcoast Energy Inc.'s ("Midcoast,") tax treatment of its 1999 acquisition of several partnerships that owned a natural gas pipeline system in Kansas. The Internal Revenue Service ("IRS") position was sustained by the court decreasing the U.S. tax basis for the pipeline assets. We continue to believe that the tax treatment of the acquisition and related tax deductions claimed were appropriate. Consequently, proceedings were initiated in April 2008 to appeal the decision with the U.S. Court of Appeals. A final decision on this matter is not expected before 2009.

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

8.    DEFERRED INCOME TAXES (Continued)

        Our total tax exposure for the matter discussed above is $63 million related to the reduction of tax benefits for loss carryforwards. We have increased our unrecognized tax benefits by $35 million for the nine month period ending September 30, 2008 because of the unfavorable court decision. At September 30, 2008, we have fully provided for the total exposure related to this matter. Refer also to the discussion included in Note 10 regarding this matter.

        Listed below are the tax years that remain subject to examination by major tax jurisdictions:

Jurisdiction	Open Tax Years
United States—Federal	2000-2007

9.    RELATED PARTY TRANSACTIONS

        We routinely enter into borrowing and lending arrangements with our affiliates. The outstanding principal amounts of loans to and from our affiliates are presented below in U.S. dollars:

	Currency	Rate*	Maturity	September 30, 2008	December 31, 2007
				(principal outstanding; in millions)
Current loans to affiliates
Enbridge Pipelines (Athabasca) Inc.	Canadian	CDOR + 0.30%	Demand	$531.2	$1.0
Enbridge Inc.	Canadian	CDOR + 0.35%	Demand	—	546.4
Enbridge Inc.	Canadian	0.00%	Demand	—	16.6
Enbridge Pipelines (Athabasca) Inc.	Canadian	CDOR + 0.25%	Demand	220.2	224.1
Enbridge (U.S.) Inc.	U.S.	130% AFR	Demand	2.5	2.8
Enbridge Inc.	Canadian	0.00%	Demand	10.6	11.3
Olympic Pipeline Company	U.S.	LIBOR + 3.0%	2008	4.9	4.9

Total current loans to affiliates				$769.4	$807.1

Long-term loans to affiliates
Enbridge Pipelines (Athabasca) Inc.	Canadian	5.47%	2010	$215.7	$231.4
Enbridge Pipelines (Athabasca) Inc.	Canadian	5.25%	2012	159.7	171.3
Olympic Pipe Line Company	U.S.	7.24%	2011	39.0	39.0

Total long-term loans to affiliates				$414.4	$441.7

Current loans from affiliates
Enbridge Energy Company, Inc.
Enbridge (U.S.) Inc.	U.S.	5.69%	Demand	$583.4	$449.2
Enbridge (U.S.) Inc.	U.S.	130% AFR	Demand	41.0	36.6
Enbridge (U.S.) Inc.	U.S.	130% AFR	Demand	200.0	69.4

Total current loans from affiliates				$824.4	$555.2

Long-term loans from affiliates
Enbridge Energy Partners, L.P.
Enbridge Hungary Liquidity Management LLC	U.S.	8.40%	2017	$130.0	$130.0
Enbridge Energy Company, Inc.
Olympic Pipeline Company	U.S.	7.14%	2011	39.0	39.0

Total long-term loans from affiliates				$169.0	$169.0

*
AFR—Applicable Federal Rate
*
CDOR—Canadian Depository Offering Rate
*
LIBOR—London Interbank Offered Rate

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

9.    RELATED PARTY TRANSACTIONS (Continued)

Transfer of Line Pipe

        We, the Partnership, and Enbridge Pipelines regularly collaborate on construction projects that are mutually beneficial to our respective customers and operations. Examples of such projects include the Southern Access and Alberta Clipper projects where the Partnership is constructing the United States portion of the projects and Enbridge Pipelines is constructing the Canadian portion. In September 2008, the Partnership acquired for $21.1 million, approximately 22 miles of 36 inch diameter line pipe from us for its use in constructing the Alberta Clipper project. The line pipe was initially obtained by us for use in constructing the Southern Access extension, which has been delayed due to a protracted regulatory process.

10.    COMMITMENTS AND CONTINGENCIES

Environmental Liabilities

        We are subject to federal and state laws and regulations relating to the protection of the environment. Environmental risk is inherent to liquid hydrocarbon and natural gas pipeline operations and we could, at times, be subject to environmental cleanup and enforcement actions. We manage this environmental risk through appropriate environmental policies and practices to minimize any impact our operations may have on the environment.

        In October of 2008, the Partnership received a letter from the U.S. Department of Transportation's Pipeline and Hazardous Materials Safety Administration ("PHMSA") alleging violations of federal pipeline safety regulations and proposing a $2.4 million fine related to an unexpected release and fire on line 3 of the Partnership's Lakehead System that occurred during planned maintenance near its Clearbrook, Minnesota, terminal in November 2007. At September 30, 2008, a provision for the amount of the fine has been made in "Accounts payable and other."

        As of September 30, 2008 and December 31, 2007, we have recorded $5.8 million and $3.5 million in current liabilities and $3.0 million and $2.8 million, respectively, in long-term liabilities primarily to address remediation of contaminated sites, asbestos containing materials, management of hazardous waste material disposal, and outstanding air quality measures for certain of our assets.

IRS Legal Proceedings

        We are the former owner of Midcoast, which we sold to the Partnership in 2002. The IRS challenged Midcoast's tax treatment of its 1999 acquisition of several partnerships that owned a natural gas pipeline system in Kansas (these assets were subsequently sold by the Partnership in 2007). In March 2008, an unfavorable court decision was received sustaining the IRS position, decreasing the U.S. tax basis for the pipeline assets. We continue to believe that the tax treatment of the acquisition and the related tax deductions claimed were appropriate and are appealing the decision. A final decision on this matter is not expected before 2009. Our total tax exposure for this matter is $63 million related to the reduction of tax benefits for loss carryforwards. Refer also to the discussion regarding this matter included in Note 8.

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

10.    COMMITMENTS AND CONTINGENCIES (Continued)

Legal Proceedings

        We are also a participant in various legal proceedings arising in the ordinary course of business. Some of the proceedings are covered in whole or in part, by insurance. We believe that the outcome of all these proceedings will not, individually or in the aggregate have a material adverse effect on our financial condition unless otherwise indicated.

11.    FAIR VALUE MEASUREMENTS

        We adopted the provisions of Statement of Financial Accounting Standards No. 157, Fair Value Measurement, or SFAS No. 157, as of January 1, 2008. SFAS No. 157 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. SFAS No. 157 defines fair value as an exit price representing the expected amount we would receive to sell an asset or pay to transfer a liability in an orderly transaction with market participants at the measurement date. We apply the provisions of SFAS No. 157 to fair values we report for our derivative instruments and annual disclosures associated with the fair values of our outstanding indebtedness.

        We utilize a mid-market pricing convention for valuation as a practical expedient for assigning fair value to our derivative assets and liabilities. In the case of the our liabilities, our nonperformance risk is considered in the valuation, based upon the ratings assigned to our debt obligations by the nationally recognized statistical ratings organizations. We present the fair value of our derivative contracts net of cash paid or received pursuant to collateral agreements on a net-by-counterparty basis in our consolidated statements of financial position when we believe a legal right of setoff exists under an enforceable netting agreement. Our credit exposure for over-the-counter, ("OTC,") derivatives is directly with our counterparty and continues until the maturity or termination of the contracts. When appropriate, valuations are adjusted for various factors such as credit and liquidity considerations.

        We consider credit and nonperformance risk in our valuation of derivative contracts categorized in Level 1, 2 and 3, including both historical and current market data in our assessment of credit and nonperformance risk. We estimate a credit reserve for our outstanding derivative assets and liabilities at an individual transaction level in conjunction with the provisions of our master netting arrangements. Our assessment of credit and nonperformance risk did not affect our determination of the fair value of these derivative assets and liabilities. Likewise, no reserves were made in determining the fair value of our outstanding liabilities as a result of our own credit standing.

        SFAS No. 157 establishes a hierarchy which prioritizes the inputs we use to measure fair value into three distinct categories based upon whether such inputs are observable in active markets or unobservable. We classify assets and liabilities in their entirety based on the lowest level of input that is significant to the fair value measurement. Our methodology for categorizing assets and liabilities that are measured at fair value pursuant to this hierarchy gives the highest priority to unadjusted quoted prices in active markets and the lowest level to unobservable inputs as outlined below:

  •
  Level 1—We include in this category the fair value of assets and liabilities that we measure based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. We consider active markets as those in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

11.    FAIR VALUE MEASUREMENTS (Continued)

    pricing information on an ongoing basis. The fair value of our assets and liabilities included in this category consists primarily of exchange-traded derivative instruments.

  •
  Level 2—We categorize the fair value of assets and liabilities that we measure with either directly or indirectly observable inputs as of the measurement date where pricing inputs are other than quoted prices in active markets as Level 2. This category includes those derivative instruments that we value using models or other valuation methodologies derived from observable market data. These models are primarily industry-standard models that consider various inputs including: (a) quoted forward prices for commodities, (b) time value, (c) volatility factors, and (d) current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these inputs are observable in the marketplace throughout the full term of the derivative instrument, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

  •
  Level 3—We include in this category the fair value of assets and liabilities that we measure based on prices or valuation techniques that require inputs which are both significant to the fair value measurement and less observable from objective sources (i.e., supported by little or no market activity). We may also use these inputs with internally developed methodologies that result in our best estimate of the fair value. Level 3 instruments primarily include derivative instruments for which we do not have sufficient corroborating market evidence, such as binding broker quotes, to support classifying the asset or liability as Level 2. In most instances, the observable data is available for us to validate the inputs used to measure fair value; however, the cost of obtaining the information is prohibitive.

        Derivative contracts can be exchange-traded or OTC traded. We generally value exchange-traded derivatives within portfolios calibrated to market clearing levels on a daily basis. We value OTC derivatives using broker information based on executed market transactions that we have corroborated with other observable market data. For OTC derivatives that trade in liquid markets, such as generic forwards, swaps, and options, inputs can generally be verified and valuation does not involve significant management judgment.

        Certain OTC derivatives trade in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within Level 3 of the fair value hierarchy. We include the fair value of financial assets and liabilities in Level 3 as a default due to limited market data or in most cases, due to lacking binding broker quotes to corroborate pricing data as required by current interpretations of SFAS No. 157 Level 2 requirements. Financial assets and liabilities that are categorized in Level 3 may later be reclassified to the Level 2 category at the point we are able to obtain sufficient binding market data or the interpretation of Level 2 criteria is modified in practice to include non-binding market corroborated data.

        The following table sets forth by level within the fair value hierarchy, our financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2008. We classify financial assets and liabilities in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

11.    FAIR VALUE MEASUREMENTS (Continued)

the fair value measurement requires judgment, and may affect the valuation of the financial assets and liabilities and their placement within the fair value hierarchy.

	Fair Value at September 30, 2008
Recurring fair value measures	Level 1	Level 2	Level 3	Total
Assets:
Derivative instruments, net	$—	$—	$12.7	$12.7
Liabilities:
Derivative instruments, net	(157.6)	—	(95.5)	(253.1)

Total	$(157.6)	$—	$(82.8)	$(240.4)

        The table below provides a summary of changes in the fair value of our Level 3 financial assets and liabilities for the nine months ended September 30, 2008. As reflected in the table, the net unrealized gain on Level 3 financial assets and liabilities was $4.6 million for the nine months ended September 30, 2008, which resulted from forward price decreases in natural gas, NGLs, and crude oil derivative instruments that we held at September 30, 2008.

Derivative Instruments, net
(in millions)
Balance at January 1, 2008	$(160.6)
Realized and unrealized losses	79.3
Purchases and settlements	(1.5)
Transfer in (out) of Level 3	—

Balance at September 30, 2008	$(82.8)

Change in unrealized losses relating to instruments still held at September 30, 2008	$4.6

12.    DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        Our derivative financial instruments are included at their fair values in our consolidated statements of financial position as follows:

	September 30, 2008	December 31, 2007
	(in millions)
Other current assets	$2.6	$6.5
Other assets, net	9.6	6.4
Accounts payable and other	(118.3)	(165.5)
Other long-term liabilities	(134.3)	(192.9)

	$(240.4)	$(345.5)

ENBRIDGE ENERGY COMPANY, INC.

NOTES TO THE CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Continued)

(UNAUDITED)

12.    DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

        The decrease in our obligation associated with derivative activities is primarily due to a decline in forward and daily natural gas, NGL and condensate prices from December 31, 2007 to September 30, 2008. Our portfolio of derivative financial instruments is largely comprised of long-term fixed price natural gas and NGL sales and purchase agreements.

13.    ACCUMULATED OTHER COMPREHENSIVE INCOME—COMPONENTS

        The components of accumulated other comprehensive income are as follows, net of tax:

	September 30, 2008	December 31, 2007
	(in millions)
Foreign currency translation adjustments	$207.7	$295.3
Unrecognized post-employment benefit costs	(11.2)	(11.4)
Unrealized losses in fair value of derivitives	(16.5)	(22.7)

Total	$180.0	$261.2

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  EXHIBIT 99.1